☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MFB CORP.

Annual Meeting of Shareholders
January 17, 2006

The undersigned hereby appoints Michael J. Portolese and Terry L. Clark, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of MFB Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the corporate headquarters of MFB Corp. at 4100 Edison Lakes Parkway, Mishawaka, Indiana, on Tuesday, January 17, 2006, at 7:00 P.M., and at any and all adjournments thereof, as follows:

1.	The election as directors of			For All
		For	Withhold	Except
		☐	☐	☐
M. Gilbert Eberhart, DDS - three year term
Jonathan E. Kintner, OD - three year term
(except as marked to the contrary below).

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

The Board of Directors recommends a vote “FOR” the listed proposition.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from MFB Corp., prior to the execution of this proxy, of a Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOW OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

MFB CORP.

Pease sign as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE
PROXY IN THE ENVELOPE PROVIDED.
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